Exhibit 10.16

                         AMENDMENT TO AGREEMENT OF SALE

          THIS AMENDMENT AGREEMENT made this 1st day of April, 1999 by and among Applied Cellular Technology, Inc. ("ACT"), Universal Commodities Corporation, ("Buyer"), Patrick C. Chai ("Chai") and Robert W. Borra ["Borra" hereinafter collectively referred to as "Sellers"] and GDB Software Services, Inc., a New York corporation ("Acquiree").

          WHEREAS, the parties entered into an Agreement of Sale dated June 30, 1998 (the "Agreement of Sale") whereby Buyer acquired one hundred percent (100%) of the issued and outstanding shares of Acquiree; and

          WHEREAS, the Buyer is in the process of preparing for an Initial Public Offering ("IPO"); (the tentative name of such corporation is "Inteletek, Inc."); and

          WHEREAS, such Agreement of Sale contained a provision whereby the Acquiree, could upon the achievement of certain agreed upon EBIT amounts, earn additional payments, defined in Section 2.2(c) of such Agreement of Sale as Additional Consideration.

          WHEREAS, the parties wish to fix the amount of such "Additional Consideration" and method and manner of payment.

          NOW, THEREFORE, in exchange for the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

          1. Additional Consideration. The total amount to be paid as Additional Consideration shall be One Million Five Hundred Thousand Dollars ($1,500,000.00), and shall be paid to Sellers by Buyer, at its sole discretion, in a combination of either cash and/or shares of the restricted common stock of Inteletek, Inc. ("Inteletek Stock"). The ratio of cash and/or Inteletek Stock that is paid by Buyer shall be determined by Buyer at the time of payment. The valuation of the Inteletek Stock conveyed to Sellers shall be determined as the "Offering Price" of the Inteletek Stock at the time of the IPO. The allocation of the Additional Consideration; unless otherwise agreed, shall be apportioned equally between Chai and Borra.

          Such Inteletek Stock shall be restricted for a one (1) year period from the date of issuance.

          The parties agree that, if necessary, Sellers shall enter into a Registration Rights Agreement which shall more clearly define the parties' rights and obligations with regard to the Inteletek Stock issued pursuant to this Agreement.

          2. Registration Rights. In the event that Inteletek Stock is issued to Sellers pursuant to this Amendment Agreement, such Inteletek Stock shall be issued in accordance with the Registration Rights Agreement and shall contain the following restricted legend:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933 and are

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          "restricted  securities" as that term is defined in Rule 144 under the
          Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act."

                    Inteletek shall make very good faith effort to prepare and file a Registration Statement with respect to such Inteletek Stock conveyed hereunder within one (1) year of the date of issuance.

          3. Additional Consideration. The parties agree that this Amendment Agreement shall supercede and replace all the obligations and duties under the Additional Consideration provision as provided for in the Agreement of Sale and that the payment of the amount as hereinabove provided shall be construed as the full and complete payment of the amounts due under the Agreement of Sale.

          4. Rights of Recession. In the event that Inteletek is not able to successfully complete the IPO within one (1) year of the date of this Amendment Agreement, this Amendment Agreement shall be terminated and the parties' rights with regard to any payment of the Additional Consideration shall revert to those as provided in the Agreement of Sale.

          5. Miscellaneous.

             5.1 Further Assurances. At any time, and from time to time, after the date of this Amendment Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Amendment Agreement.

             5.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

             5.3 Arbitration. Any and all disputes and differences between or among the parties with respect to the construction or performance of the terms of this Amendment Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rule then sitting in the State of New Jersey.

             5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:

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

To Sellers:                                 Patrick C. Chai
                                            106 Sterling Court
                                            Muttontown, NY 11791

                                            Robert W. Borra
                                            206 High Pasture Circle
                                            Dix Hills, NY 11746

To Acquiree:                                GDB Software Services, Inc.
                                            125 Michael Drive
                                            Syosset, NY 11791

With copies to:                             Michael Kane, Esquire
                                            Kane & Silverman, P.C.
                                            2401 Pennsylvania Avenue
                                            Suite 1C44
                                            Philadelphia, PA 19130

To ACT:                                     Applied Cellular Technology, Inc.
                                            400 Royal Palm Way, Suite 410
                                            Palm Beach, Florida 33480
                                            ATT:  Garrett A. Sullivan

with copies to:                             Paul D. Creme, Esquire
                                            Merra, Kanakis, Creme & Mellor, P.C.
                                            60 Main Street
                                            Nashua, NH 03060

To Buyer:                                   Universal Commodities Corporation
                                            2047 Rt. 130 North
                                            Burlington, NJ 08016
                                            ATT:  Marc Sherman

             5.5 Headings. The section and subsection headings in this Amendment Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.

             5.6 Counterparts. This Amendment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             5.7. Governing Law. The laws of the State of New Jersey shall govern this Amendment Agreement.


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

             5.8 Binding Effect. This Amendment Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

             5.9 Entire Agreement. This Amendment Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. In instances of inconsistencies between this Amendment Agreement and the Agreement of Sale the former shall govern. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof, and except as modified herein the terms and conditions of the Agreement of Sale, shall remain in full force and effect.

             5.10 Severability. If any part of this Amendment Agreement is deemed to be unenforceable the balance of this Amendment Agreement shall remain in full force and effect.

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



          IN WITNESS WHEREOF, the parties have executed this Amendment Agreement the day and year first above written.


                                       GDB SOFTWARE SERVICES, INC. ( "Acquiree")

                                       By: /s/ Patrick C. Chai
                                          --------------------------------------
                                       Patrick C. Chai
                                       Its duly authorized President


                                       SELLERS:


                                       By:  Patrick C. Chai
                                          --------------------------------------
                                       Patrick C. Chai


                                       By: /s/ Robert W. Borra
                                          --------------------------------------
                                       Robert W. Borra


                                       APPLIED CELLULAR TECHNOLOGY, INC.

                                       By: /s/ Garrett A. Sullivan
                                          --------------------------------------
                                       Garrett A. Sullivan
                                       Its duly authorized President


                                       UNIVERSAL COMMODITIES CORPORATION
                                       ("Buyer")



                                        By:  /s/ Marc Sherman
                                          --------------------------------------
                                        Marc Sherman
                                        Its duly authorized President






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